UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): February 18, 2010
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-33009 (Commission File Number)	56-2248952 (IRS Employer Identification No.)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 815-7700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 2.02. Results of Operations and Financial Condition
On February 17, 2010, MedCath Corporation (“MedCath”) furnished on Form 8-K Consolidated Statements of Operations (Presenting Heart Hospital of Austin as a Discontinued Operation for Each Period Presented) as exhibit 99.2. For purposes of providing additional information, MedCath is furnishing Exhibit 99.1 herewith which reflects for all period presented the allocation of net income from continuing operations and discontinued operations attributable to noncontrolling interests and adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), a financial measure that is not addressed by generally accepted accounting principles (“non-GAAP”).
Adjusted EBITDA represents MedCath’s income (loss) from continuing operations, net of taxes before interest expense; loss on early extinguishment of debt; income tax expense (benefit); depreciation; amortization; share-based compensation expense; loss (gain) on disposal of property, equipment and other assets; interest and other income; equity in net earnings of unconsolidated affiliates; net income from continuing operations attributable to noncontrolling interests; impairment of goodwill; and pre-opening expenses. MedCath’s management uses Adjusted EBITDA to measure the performance of MedCath’s various operating entities, to compare actual results to historical and budgeted results, and to make capital allocation decisions. Management provides Adjusted EBITDA, to investors to assist them in performing their analyses of MedCath’s historical operating results. Further, management believes that many investors in MedCath also invest in, or have knowledge of, other healthcare companies that use Adjusted EBITDA. Because Adjusted EBITDA is a non-GAAP measure, Adjusted EBITDA, as defined above, may not be comparable to other similarly titled measures of other companies.
Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Supplemental Financial Disclosure (Presenting Heart Hospital of Austin as a Discontinued Operation for Each Period Presented)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
Date: February 18, 2010	By:	/s/ James A. Parker
James A. Parker
Executive Vice President and Chief Financial Officer